Exhibit 99.1

November 1, 2023	Investor Contact:
Aaron Musgrave
Vice President, Investor Relations
856-955-4029
aaron.musgrave@amwater.com

Media Contact:
Maureen Duffy
Senior Vice President, Communications and External Affairs
856-955-4163
maureen.duffy@amwater.com

AMERICAN WATER REPORTS STRONG THIRD QUARTER 2023 RESULTS

AFFIRMS 2023 GUIDANCE

ANNOUNCES 2024 EPS GUIDANCE AND CAPITAL INVESTMENT PLANS

AFFIRMS LONG-TERM GROWTH TARGETS

•	Third quarter 2023 earnings were $1.66 per share, compared to $1.63 per share in 2022; year-to-date 2023 earnings were $4.03 per share, compared to $3.70 per share in 2022

•

Quarter-to-date and year-to-date 2023 results reflect the favorable impact of an estimated $0.04 and $0.11 per share, respectively, from warm, dry weather; quarter-to-date and year-to-date 2022 results reflect the favorable impact of $0.06 per share from weather

•	2023 earnings per share guidance range of $4.72 to $4.82 affirmed, on a weather-normalized basis

•	Capital investment plan of $2.9 billion in 2023 on track

•

Initiating 2024 earnings per share guidance range of $5.10 to $5.20 and 2024-2028 capital plan; affirming long-term targets, including long-term EPS and dividend per share compounded annual growth rates (CAGRs) of 7-9%

CAMDEN, N.J., November 1, 2023 - American Water Works Company, Inc. (NYSE: AWK) today reported results for the quarter ended September 30, 2023, of $1.66 per share, compared to $1.63 per share for the same quarter in 2022, and $4.03 per share for the year-to-date period ended September 30, 2023, compared to $3.70 per share for the same period in 2022.

“The company has delivered excellent results to date in 2023 as we continue to successfully navigate this macroeconomic environment,” said M. Susan Hardwick, president and CEO of American Water. “We are certainly pleased we completed our 2023 financing objectives in the first half of the year, reducing our market-related pricing and execution risk.”

“With a business that is essentially a fully regulated operation and a strategy that is focused on execution, we are confident in our ability to continue to deliver on our near-term and long-term growth and capital plans, which include additional capital related to PFAS treatment,” said Hardwick.

2023 EPS Guidance Affirmed

The company affirms its 2023 earnings per share guidance range of $4.72 to $4.82, on a weather-normalized basis. The company’s earnings forecasts are subject to numerous risks and uncertainties, including, without limitation, those described under “Cautionary Statement Concerning Forward-Looking Statements” below and under “Risk Factors” in its annual, quarterly, and current reports filed with the Securities and Exchange Commission (“SEC”). All statements related to earnings and earnings per share refer to diluted earnings and earnings per share.

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2024 Earnings Guidance and Long-Term Financial Targets

•	2024 earnings guidance range of $5.10 to $5.20 per share established

•	Long-term EPS CAGR of 7-9% remains unchanged

•	Long-term rate base growth expectation of 8-9% (including acquisitions) remains unchanged

•	Expectation of customer additions through acquisition at CAGR of 2% established

•	Long-term dividend per share CAGR expectation of 7-9% remains unchanged

•	Established capital investment plan of $16-$17 billion for 2024-2028 and $34-$38 billion for 2024-2033

•	2024 capital investment plan of $3.1 billion

Consolidated Results

For the three and nine months ended September 30, 2023, earnings per share were $1.66 and $4.03, respectively, compared to $1.63 and $3.70 per share in the same periods in 2022. These increases were primarily driven by the implementation of new rates in the Regulated Businesses for the recovery of capital and acquisition investments, offset somewhat by increased production costs, including inflationary pressures since mid-2022, and higher pension costs. Approximately 75% of the estimated impact of increased production costs, including chemicals, power and other fuel, and higher pension costs, are reflected in higher revenues in 2023 from rate cases recently completed. Results for the three and nine months ended September 30, 2023, reflect the net favorable impact of warmer, drier weather compared to normal, estimated at $0.04 and $0.11 per share, respectively. Results for the three and nine months ended September 30, 2022, reflect the net favorable impact of weather compared to normal, estimated at $0.06 per share. Results for the three and nine months ended September 30, 2023, also reflect the impact of share dilution from the equity financing of $0.12 and $0.22 per share, respectively, roughly equivalent to avoided interest expense.

The company is on track to meet its capital investment plan for the year with investments of $1.8 billion in the first nine months of 2023, including $1.77 billion for infrastructure improvements and replacements in the Regulated Businesses. The company plans to invest a total of approximately $2.9 billion across its footprint in 2023, including approximately $0.4 billion for acquisitions. As of September 30, 2023, the company had $611 million of acquisitions under agreement, including the wastewater assets of the Butler Area Sewer Authority in Pennsylvania for an amended purchase price of $230 million that the company expects to close yet this year, and the wastewater treatment plant from Granite City, Illinois for an amended purchase price of $86 million that the company expects to close around year-end, pending each acquisition’s regulatory approval.

Regulated Businesses

In the third quarter of 2023, the Regulated Businesses’ net income was $331 million, compared to $302 million for the same period in 2022. For the first nine months of 2023, the Regulated Businesses’ net income was $783 million, compared to $681 million for the same period in 2022.

Operating revenues increased $92 million and $314 million for the three and nine months ended September 30, 2023, respectively, as compared to the same periods in 2022. The increase in operating revenues was primarily a result of authorized revenue increases from completed general rate cases and infrastructure proceedings for the recovery of incremental capital and acquisition investments.

To date, the company has been authorized additional annualized revenues of $273 million from general rate cases in 2023. Further, $86 million of additional annualized revenues from infrastructure surcharges have been authorized and are effective in 2023. The company has general rate cases in progress in five jurisdictions, and has filed for infrastructure surcharges in one jurisdiction, reflecting a total annualized revenue request of $194 million.

Operation and maintenance (“O&M”) expenses were higher by $13 million and $52 million for the three and nine months ended September 30, 2023, respectively, as compared to the same periods in 2022, primarily due to increases in production costs, including from inflationary pressures, that began to accelerate in mid-2022. Pension non-service costs, included in Other Income/Expense, were also higher in the quarter and year-to-date periods. Depreciation expense was higher by $13 million and $42 million in the same periods, respectively, due to the growing capital investment.

For the 12-month period ended September 30, 2023, the company’s adjusted regulated O&M efficiency ratio (a non-GAAP financial measure) was 32.6%, compared to 33.6% for the 12-month period ended September 30, 2022. The ratio reflects an increase in operating revenues for the Regulated Businesses, after considering the adjustment for the amortization of the excess accumulated deferred income taxes (“EADIT”) shown in the table below, as well as the continued focus on operating costs.

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Dividends

On October 31, 2023, the company’s Board of Directors declared a quarterly cash dividend payment of $0.7075 per share of common stock, payable on December 1, 2023, to shareholders of record as of November 14, 2023.

2023 Third Quarter Earnings Conference Call

The conference call to discuss third quarter 2023 earnings, 2024 earnings guidance, and long-term targets will take place on Thursday, November 2, 2023, at 9 a.m. Eastern Daylight Time. Interested parties may listen to an audio webcast through a link on the company’s Investor Relations website at ir.amwater.com. Presentation slides that will be used in conjunction with the earnings conference call will also be made available online in advance at ir.amwater.com. The company recognizes its website as a key channel of distribution to reach public investors and as a means of disclosing material non-public information to comply with its obligations under SEC Regulation FD.

Following the earnings conference call, a replay of the audio webcast will be available for one year on American Water’s investor relations website at ir.amwater.com/events.

Non-GAAP Financial Measures

This press release includes a presentation of adjusted regulated O&M efficiency ratio, a “non-GAAP financial measure” under SEC rules, which excludes from its calculation estimated purchased water revenues and purchased water expenses, reductions for the amortization of EADIT, and the allocable portion of non-O&M support services costs, mainly depreciation and general taxes. These items were excluded from the O&M efficiency ratio calculation as they do not reflect management’s ability to increase the efficiency of the Regulated Businesses. This item is derived from American Water’s consolidated financial information but is not presented in its financial statements prepared in accordance with GAAP. This non-GAAP financial measure supplements and should be read in conjunction with the company’s GAAP disclosures and should be considered as an addition to, and not a substitute for, any GAAP measure.

Management evaluates its operating performance using this ratio and believes that this non-GAAP financial measure is useful to the company’s investors because it directly measures improvement in the operating performance and efficiency of the company’s Regulated Businesses. The company’s adjusted regulated O&M efficiency ratio (i) is not an accounting measure that is based on GAAP; (ii) is not based on a standard, objective industry definition or method of calculation; (iii) may not be comparable to other companies’ operating measures; and (iv) should not be used in place of the GAAP information provided elsewhere in this press release.

Set forth in this release is a table that calculates the company’s adjusted regulated O&M efficiency ratio and reconciles each of the components used to calculate this ratio to the most directly comparable GAAP financial measure.

About American Water

American Water (NYSE: AWK) is the largest regulated water and wastewater utility company in the United States. With a history dating back to 1886, We Keep Life Flowing® by providing safe, clean, reliable and affordable drinking water and wastewater services to more than 14 million people with regulated operations in 14 states and on 18 military installations. American Water’s 6,500 talented professionals leverage their significant expertise and the company’s national size and scale to achieve excellent outcomes for the benefit of customers, employees, investors and other stakeholders.

For more information, visit amwater.com and join American Water on LinkedIn, Facebook, X (formerly Twitter) and Instagram.

Throughout this press release, unless the context otherwise requires, references to the “company” and “American Water” mean American Water Works Company, Inc. and all of its subsidiaries, taken together as a whole.

Cautionary Statement Concerning Forward-Looking Statements

Certain statements in this press release including, without limitation, 2023 and 2024 earnings guidance, the company’s long-term financial, growth and dividend targets, the ability to achieve the company’s strategies and goals, customer affordability and acquired customer growth, the outcome of the company’s pending acquisition activity, the amount and allocation of projected capital expenditures, and estimated revenues from rate cases and other government agency authorizations, are forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws. In some cases, these forward-looking statements can be identified by words with prospective meanings such as “intend,” “plan,” “estimate,” “believe,” “anticipate,” “expect,” “predict,” “project,” “propose,” “assume,” “forecast,” “outlook,” “likely,” “uncertain,” “future,” “pending,” “goal,” “objective,” “potential,” “continue,” “seek to,” “may,” “can,” “will,” “should” and “could” and or the negative of such terms or other variations or similar expressions.

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These forward-looking statements are predictions based on American Water’s current expectations and assumptions regarding future events. They are not guarantees or assurances of any outcomes, financial results, levels of activity, performance or achievements, and readers are cautioned not to place undue reliance upon them. The forward-looking statements are subject to a number of estimates and assumptions, and known and unknown risks, uncertainties and other factors. Actual results may vary materially from those discussed in the forward-looking statements included in this press release as a result of the factors discussed in the company’s Annual Report on Form 10-K for the year ended December 31, 2022, and subsequent filings with the SEC, and because of factors such as: the decisions of governmental and regulatory bodies, including decisions to raise or lower customer rates; the timeliness and outcome of regulatory commissions’ and other authorities’ actions concerning rates, capital structure, authorized return on equity, capital investment, system acquisitions and dispositions, taxes, permitting, water supply and management, and other decisions; changes in customer demand for, and patterns of use of, water and energy, such as may result from conservation efforts, or otherwise; limitations on the availability of the company’s water supplies or sources of water, or restrictions on its use thereof, resulting from allocation rights, governmental or regulatory requirements and restrictions, drought, overuse or other factors; a loss of one or more large industrial or commercial customers due to adverse economic conditions, or other factors; changes in laws, governmental regulations and policies, including with respect to the environment, health and safety, data and consumer privacy, security and protection, water quality and water quality accountability, contaminants of emerging concern, public utility and tax regulations and policies, and impacts resulting from U.S., state and local elections and changes in federal, state and local executive administrations; the company’s ability to collect, distribute, use, secure and store consumer data in compliance with current or future governmental laws, regulations and policies with respect to data and consumer privacy, security and protection; weather conditions and events, climate variability patterns, and natural disasters, including drought or abnormally high rainfall, prolonged and abnormal ice or freezing conditions, strong winds, coastal and intercoastal flooding, pandemics (including COVID-19) and epidemics, earthquakes, landslides, hurricanes, tornadoes, wildfires, electrical storms, sinkholes and solar flares; the outcome of litigation and similar governmental and regulatory proceedings, investigations or actions; the risks associated with the company’s aging infrastructure, and its ability to appropriately improve the resiliency of or maintain, update, redesign and/or replace, current or future infrastructure and systems, including its technology and other assets, and manage the expansion of its businesses; exposure or infiltration of the company’s technology and critical infrastructure systems, including the disclosure of sensitive, personal or confidential information contained therein, through physical or cyber attacks or other means; the company’s ability to obtain permits and other approvals for projects and construction, update, redesign and/or replacement of various water and wastewater facilities; changes in the company’s capital requirements; the company’s ability to control operating expenses and to achieve operating efficiencies; the intentional or unintentional actions of a third party, including contamination of the company’s water supplies or the water provided to its customers; the company’s ability to obtain and have delivered adequate and cost-effective supplies of pipe, equipment (including personal protective equipment), chemicals, power and other fuel, water and other raw materials, and to address or mitigate supply chain constraints that may result in delays or shortages in, as well as increased costs of, supplies, products and materials that are critical to or used in the company’s business operations; the company’s ability to successfully meet its operational growth projections, either individually or in the aggregate, and capitalize on growth opportunities, including, among other things, with respect to acquiring, closing and successfully integrating regulated operations, the company’s Military Services Group entering into new military installation contracts, price redeterminations and other agreements and contracts with the U.S. government, and realizing anticipated benefits and synergies from new acquisitions; risks and uncertainties following the completion of the sale of the company’s Homeowner Services Group (“HOS”), including the company’s ability to receive any contingent consideration provided for in the HOS sale, as well as amounts due, payable and owing to the company under the seller note when due, and the ability of the company to redeploy successfully and timely the net proceeds of this transaction into the company’s Regulated Businesses; risks and uncertainties associated with contracting with the U.S. government, including ongoing compliance with applicable government procurement and security regulations; cost overruns relating to improvements in or the expansion of the company’s operations; the company’s ability to successfully develop and implement new technologies and to protect related intellectual property; the company’s ability to maintain safe work sites; the company’s exposure to liabilities related to environmental laws and similar matters resulting from, among other things, water and wastewater service provided to customers; the ability of energy providers, state governments and other third parties to achieve or fulfill their greenhouse gas emission reduction goals, including without limitation through stated renewable portfolio standards and carbon transition plans; changes in general economic, political, business and financial market conditions; access to sufficient debt and/or equity capital on satisfactory terms and as needed to support operations and capital expenditures; fluctuations in inflation or interest rates and the company’s ability to address or mitigate the impacts thereof; the ability to comply with affirmative or negative covenants in the current or future indebtedness of the company or any of its subsidiaries, or the issuance of new or modified credit ratings or outlooks by credit rating agencies with respect to the company or any of its subsidiaries (or any current or future indebtedness thereof), which could increase financing costs or funding requirements and affect the company’s or its subsidiaries’ ability to issue, repay or redeem debt, pay dividends or make distributions; fluctuations in the value of, or assumptions and estimates related to, its benefit plan assets and liabilities, including with respect to its pension and other post-retirement benefit plans, that could increase expenses and plan funding requirements; changes in federal or state general, income and other tax laws, including (i) future significant tax legislation or regulations; and (ii) the availability of, or the company’s compliance with, the terms of applicable tax credits and tax abatement

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programs; migration of customers into or out of the company’s service territories and changes in water and energy consumption resulting therefrom; the use by municipalities of the power of eminent domain or other authority to condemn the systems of one or more of the company’s utility subsidiaries, including without limitation potential proceedings with respect to water system assets of the company’s California subsidiary located in Monterey, California, or the assertion by private landowners of similar rights against such utility subsidiaries; any difficulty or inability to obtain insurance for the company, its inability to obtain insurance at acceptable rates and on acceptable terms and conditions, or its inability to obtain reimbursement under existing or future insurance programs and coverages for any losses sustained; the incurrence of impairment charges, changes in fair value and other adjustments related to the company’s goodwill or the value of its other assets; labor actions, including work stoppages and strikes; the company’s ability to retain and attract highly qualified and skilled employees and/or diverse talent; civil disturbances or unrest, or terrorist threats or acts, or public apprehension about future disturbances, unrest, or terrorist threats or acts; and the impact of new, and changes to existing, accounting standards.

These forward-looking statements are qualified by, and should be read together with, the risks and uncertainties set forth above and the risk factors included in American Water’s annual, quarterly and other SEC filings, and readers should refer to such risks, uncertainties and risk factors in evaluating such forward-looking statements. Any forward-looking statements American Water makes speak only as of the date of this press release. American Water does not have or undertake any obligation or intention to update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, except as otherwise required by the federal securities laws. New factors emerge from time to time, and it is not possible for the company to predict all such factors. Furthermore, it may not be possible to assess the impact of any such factor on the company’s businesses, either viewed independently or together, or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement. The foregoing factors should not be construed as exhaustive.

AWK-IR

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American Water Works Company, Inc. and Subsidiary Companies

Consolidated Statements of Operations (Unaudited)

(In millions, except per share data)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2023	2022	2023	2022
Operating revenues	$1,167	$1,082	$3,202	$2,861

Operating expenses:
Operation and maintenance	436	416	1,248	1,156
Depreciation and amortization	177	164	523	485
General taxes	76	63	227	208
Other	—	—	(1)	—

Total operating expenses, net	689	643	1,997	1,849

Operating income	478	439	1,205	1,012

Other (expense) income:
Interest expense	(117)	(111)	(342)	(317)
Interest income	23	14	52	39
Non-operating benefit costs, net	9	19	26	58
Other, net	14	6	37	38

Total other (expense) income	(71)	(72)	(227)	(182)

Income before income taxes	407	367	978	830
Provision for income taxes	84	70	205	157

Net income attributable to common shareholders	$323	$297	$773	$673

Basic earnings per share:
Net income attributable to common shareholders	$1.66	$1.63	$4.03	$3.70

Diluted earnings per share:
Net income attributable to common shareholders	$1.66	$1.63	$4.03	$3.70

Weighted-average common shares outstanding:
Basic	195	182	192	182

Diluted	195	182	192	182

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American Water Works Company, Inc. and Subsidiary Companies

Consolidated Balance Sheets (Unaudited)

(In millions, except share and per share data)

	September 30, 2023	December 31, 2022
ASSETS
Property, plant and equipment	$31,397	$29,736
Accumulated depreciation	(6,709)	(6,513)

Property, plant and equipment, net	24,688	23,223

Current assets:
Cash and cash equivalents	628	85
Restricted funds	33	32
Accounts receivable, net of allowance for uncollectible accounts of $53 and $60, respectively	382	334
Income tax receivable	54	114
Unbilled revenues	318	275
Materials and supplies	111	98
Other	278	312

Total current assets	1,804	1,250

Regulatory and other long-term assets:
Regulatory assets	1,039	990
Seller promissory note from the sale of the Homeowner Services Group	720	720
Operating lease right-of-use assets	86	82
Goodwill	1,143	1,143
Other	338	379

Total regulatory and other long-term assets	3,326	3,314

Total assets	$29,818	$27,787

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American Water Works Company, Inc. and Subsidiary Companies

Consolidated Balance Sheets (Unaudited)

(In millions, except share and per share data)

	September 30, 2023	December 31, 2022
CAPITALIZATION AND LIABILITIES
Capitalization:
Common stock ($0.01 par value; 500,000,000 shares authorized; 200,119,751 and 187,200,539 shares issued, respectively)	$2	$2
Paid-in-capital	8,541	6,824
Retained earnings	1,764	1,267
Accumulated other comprehensive loss	(22)	(23)
Treasury stock, at cost (5,414,867 and 5,342,477 shares, respectively)	(388)	(377)

Total common shareholders’ equity	9,897	7,693

Long-term debt	11,698	10,926
Redeemable preferred stock at redemption value	3	3

Total long-term debt	11,701	10,929

Total capitalization	21,598	18,622

Current liabilities:
Short-term debt	—	1,175
Current portion of long-term debt	492	281
Accounts payable	228	254
Accrued liabilities	605	706
Accrued taxes	82	49
Accrued interest	124	91
Other	212	255

Total current liabilities	1,743	2,811

Regulatory and other long-term liabilities:
Advances for construction	340	316
Deferred income taxes and investment tax credits	2,632	2,437
Regulatory liabilities	1,478	1,590
Operating lease liabilities	74	70
Accrued pension expense	201	235
Other	213	202

Total regulatory and other long-term liabilities	4,938	4,850

Contributions in aid of construction	1,539	1,504
Commitments and contingencies

Total capitalization and liabilities	$29,818	$27,787

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American Water Works Company, Inc. and Subsidiary Companies

Adjusted Regulated Operation and Maintenance Efficiency Ratio (A Non-GAAP, unaudited measure)

	For the Twelve Months Ended September 30,
(Dollars in millions)	2023	2022
Total operation and maintenance expenses	$1,681	$1,647
Less:
Operation and maintenance expenses—Other	284	315

Total operation and maintenance expenses—Regulated Businesses	1,397	1,332
Less:
Regulated purchased water expenses	156	153
Allocation of non-operation and maintenance expenses	23	32

Adjusted operation and maintenance expenses—Regulated Businesses (i)	$1,218	$1,147

Total operating revenues	$4,133	$3,812
Less:
Operating revenues—Other	315	338

Total operating revenues—Regulated Businesses	3,818	3,474
Less:
Regulated purchased water revenues (a)	156	153
Revenue reductions from the amortization of EADIT	(75)	(92)

Adjusted operating revenues—Regulated Businesses (ii)	$3,737	$3,413

Adjusted O&M efficiency ratio—Regulated Businesses (i) / (ii)	32.6%	33.6%

(a)	The calculation assumes regulated purchased water revenues approximate regulated purchased water expenses.

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